Exhibit 99.1

NeuLion, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

NEULION, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2017
(in thousands, except share data)
(Expressed in U.S. dollars)

	Historical			Pro Forma
	September 30,	Pro Forma		September 30,
	2017	Adjustments	Notes	2017

ASSETS
Current
Cash and cash equivalents	$53,908	$40,500	(i)	$94,408
Accounts receivable, net of allowance of doubtful accounts of $629	14,590			14,590
Other receivables	395			395
Inventory	179			179
Assets held for sale	6,833			6,833
Prepaid expenses and deposits	3,288	(865)	(ii)	2,423
Due from related parties	266			266
Total current assets	79,459	39,635		119,094
Property, plant and equipment, net	8,662			8,662
Intangible assets, net	19,296	(11,188)	(iii)	8,108
Goodwill	13,229	(6,541)	(iii)	6,688
Deferred tax assets	34,388	1,244	(iv)	35,632
Other assets	4,252	(3,778)	(ii)	474
Total assets	$159,286	$19,372		$178,658

LIABILITIES AND EQUITY
Current
Accounts payable	$35,480			$35,480
Accrued liabilities	10,016			10,016
Due to related parties	40			40
Deferred revenue	13,063	(410)	(v)	12,653
Total current liabilities	58,599	(410)		58,189
Long-term deferred revenue	1,311	(78)	(v)	1,233
Deferred rent liabilities	1,488			1,488
Deferred tax liabilities	844			844
Other long-term liabilities	11			11
Total liabilities	62,253	(488)		61,765
Total stockholders’ equity	97,033	19,860	(vi)	116,893
Total liabilities and stockholders’ equity	$159,286	$19,372		$178,658

See accompanying notes

NEULION, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2017
(in thousands, except for number of shares and per share data)
(expressed in U.S. dollars)

	Nine Months Ended
	September 30, 2017	Pro Forma		Pro Forma
	NeuLion	Adjustments	Notes	Total
	$	$		$

Revenue	$69,792	$(14,969)	(1)	$54,823

Other costs and expenses
Cost of revenue, exclusive of depreciation and
amortization shown separately below	13,333	(1,104)	(2)	12,229
Selling, general and administration, including
stock-based compensation	44,802	(5,585)	(3)	39,217
Research and development	13,787	(1,998)	(4)	11,789
Depreciation and amortization	7,483	(3,238)	(5)	4,245
Loss on assets held for sale	395			395
	$79,800	$(11,925)		$67,875
Operating income (loss)	(10,008)	(3,044)		(13,052)

Other income (expense)
Gain on foreign exchange	$534	$(86)	(6)	$448
Investment income, net	26			26
Other income (expense)	560	(86)		474
Net income (loss) before income taxes	(9,448)	(3,130)		(12,578)
Income tax benefit	163	257	(7)	420
Net income (loss) after income taxes	$(9,285)	$(2,873)		$(12,158)

Net income per weighted average number of shares outstanding – basic and diluted	$(0.03)			$(0.04)

Weighted average number of shares outstanding – basic and diluted	278,072,525			278,072,525

See accompanying notes

NEULION, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2016
(in thousands, except for number of shares and per share data)
(expressed in U.S. dollars)

	Year Ended
	December 31, 2016	Pro Forma		Pro Forma
	NeuLion	Adjustments	Notes	Total
	$	$		$

Revenue	$99,788	$(20,707)	(1)	$79,081

Other costs and expenses
Cost of revenue, exclusive of depreciation and
amortization shown separately below	18,312	(2,316)	(2)	15,996
Selling, general and administration, including
stock-based compensation	52,922	(9,076)	(3)	43,846
Research and development	19,903	(5,594)	(4)	14,309
Depreciation and amortization	8,899	(4,317)	(5)	4,582
	$100,036	$(21,303)		$78,733
Operating income (loss)	(248)	596		348

Other income (expense)
Loss on foreign exchange	$(170)	$99	(6)	$(71)
Investment income, net	76			76
	(94)	99		5
Net income (loss) before income taxes	(342)	695		353
Income tax expense	(1,411)	(1,037)	(7)	(2,448)
Net income (loss) after income taxes	$(1,753)	$(342)		$(2,095)

Net income per weighted average number of shares outstanding – basic and diluted	$(0.01)			$(0.01)

Weighted average number of shares outstanding – basic and diluted	281,690,556			281,690,556

See accompanying notes

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)
(Expressed in U.S. dollars, unless otherwise noted)

1. Description of Transaction

On February 12, 2018, NeuLion, Inc. (“NeuLion” or the “Company”) completed the sale of certain assets of the DivX Corporation business for total consideration of approximately $41.5 million (the “Transaction”).  The assets sold as part of the Transaction predominantly consisted of patents that the Company acquired as part of its purchase of DivX Corporation in January 2015.

2. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2017 and the 12 months ended December 31, 2016 give effect to the Transaction as if it had occurred on January 1, 2016. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 gives effect to the transaction as if it had occurred on September 30, 2017.

The unaudited pro forma condensed consolidated financial statements (the “Pro Forma Statements”) have been prepared in accordance with accounting principles generally accepted in the United States.  The accounting policies used in the preparation of the Pro Forma Statements are consistent with those used by the Company in the preparation of its consolidated financial statements for the year ended December 31, 2016 and the nine-month period ended September 30, 2017.

The Pro Forma Statements have been prepared and should be read in conjunction with the following information:

(i)	Audited consolidated financial statements of NeuLion for the fiscal year ended December 31, 2016; and

(ii)	Unaudited consolidated financial statements of NeuLion for the nine-month period ended September 30, 2017.

The Pro Forma Statements do not include any anticipated financial benefits from such items as cost savings arising from the Transaction. The Pro Forma Statements are not necessarily indicative of the results of operations or the financial position that would have resulted had the Transaction been effected on the dates indicated, or the results that may be obtained in the future.

3. Accounting for the Transaction

The net assets sold are as follows:

Prepaid expenses and deposits	$865
Intangible assets, net	11,188
Goodwill	6,541
Other assets	3,778
Deferred tax liabilities	(1,244)
Deferred revenue	(410)
Long-term deferred revenue	(78)
Net Assets Sold	$20,640

Gain on sale	19,860
Proceeds from sale (net of transaction costs)	$40,500

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)
(Expressed in U.S. dollars, unless otherwise noted)

Allocation of goodwill to the business sold is preliminary and may be adjusted as a result of obtaining additional information regarding preliminary estimates of fair values made at the date of sale.

4. Pro Forma Condensed Consolidated Balance Sheet Adjustments

The unaudited pro forma condensed consolidated balance sheet adjustments at September 30, 2017 incorporates the following adjustments:

(i)	Cash and cash equivalents have been increased by $40,500, which represents $41,500 of total consideration net of $1,000 in transaction costs.

(ii)	Prepaid expenses and other assets have been decreased by $865 and $3,778, respectively, which principally represent assets that will no longer be used by the Company after the transaction.

(iii)	Intangible assets and goodwill have been decreased by $11,188 and $6,541, respectively, which represent the estimated amounts allocated to the business sold to the buyer.

(iv)	Deferred tax assets have been increased by $1,244, which represents the estimated deferred tax liability associated with the intangible assets sold to the buyer.

(v)	Short-term and long-term deferred revenue have been decreased by $410 and $78, respectively, which represent prepayments received on customer contracts sold to the buyer.

(vi)
Retained earnings has been increased by $19,860, which represents the difference between the sale price and the carrying value of assets sold. This estimated gain has not been reflected in the pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature.

5. Pro Forma Condensed Consolidated Statement of Operations Adjustments

The unaudited pro forma condensed consolidated statement of operations adjustments for the nine-month period ended September 30, 2017 and the year ended December 31, 2016 incorporates the following adjustments:

1)
Revenue has been decreased by $14,969 and $20,707 for the nine-month period ended September 30, 2017 and for the year ended December 31, 2016, respectively, to reflect the revenue lost due to the sale of the customer contracts sold in the Transaction.

2)
Cost of revenue, exclusive of depreciation and amortization, has been decreased by $1,104 and $2,316 for the nine-month period ended September 30, 2017 and for the year ended December 31, 2016, respectively, to reflect the reduction in costs due to the sale of the customer contracts sold in the Transaction.

3)
Selling, general and administrative, including stock-based compensation, has been decreased by $5,585 and $9,076 for the nine-month period ended September 30, 2017 and for the year ended December 31, 2016, respectively, to reflect the reduction in expenses due to the sale of the customer contracts sold in the Transaction.

4)
Research and development has been decreased by $1,998 and $5,594 for the nine-month period ended September 30, 2017 and for the year ended December 31, 2016, respectively, to reflect the reduction in expenses due to the sale of the customer contracts sold in the Transaction.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)
(Expressed in U.S. dollars, unless otherwise noted)

5)
Amortization and depreciation has been decreased by $3,238 and $4,317 for the nine-month period ended September 30, 2017 and for the year ended December 31, 2016, respectively, to eliminate amortization expense of intangible assets sold in the Transaction.

6)
Gain (loss) on foreign exchange has been decreased by $86 for the nine-month period ended September 30, 2017 and increased by $99 for the year ended December 31, 2016, to eliminate foreign exposure due to the sale of the customer contracts sold in the Transaction.

7)
Income tax benefit (expense) has been decreased by $257 for the nine-month period ended September 30, 2017 and increased by $1,037 for the year ended December 31, 2016, to reflect the income tax effect due to the sale of the customer contracts sold in the Transaction.

6. Loss Per Share

Basic loss per share is computed by dividing net loss for the period by the weighted average number of shares outstanding for the period.  Diluted loss per share is computed by dividing net loss for the period by the weighted average number of shares outstanding and if dilutive, potential common shares using the treasury stock method. Potential common shares consist of stock options and warrants.

The basic and diluted loss per share for the nine-month period ended September 30, 2017 and for the fiscal year ended December 31, 2016 have been adjusted to reflect the revised net loss for the period.